Exhibit 10.12

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (this “Agreement”), effective as of March 7, 2023 (the “Effective Date”), is made by and among T3 COMMUNICATIONS, INC., a Nevada corporation (“T3”) and THE JERRY AND LISA MORRIS REVOCABLE TRUST DATED NOVEMBER 18, 2002 (“Holder”) (each a “Party” and collectively the “Parties”).

RECITALS

WHEREAS, the Parties entered into that certain Equity Purchase Agreement dated February 4, 2022 (the “Purchase Agreement”), pursuant to which Holder agreed to sell to T3 and T3 agree to purchase Holder’s interest in Next Level Internet, Inc., a California corporation;

WHEREAS, in connection with the Purchase Agreement, T3 executed that certain Unsecured Adjustable Promissory Note dated February 4, 2022, in favor of Holder in the original principal amount of $1,800,000 (the “Note”);

WHEREAS, under the terms of the Note, a payment of principal in the amount of $225,000 is due and payable on March 7, 2023 (the “Deferred Payment”) and, if such payment is not made on such date Holder would have the right, pursuant to the Note and applicable law, to exercise any and all rights and remedies available to it, including without limitation, the right to accelerate all amounts under the Note such that the remaining unpaid balance thereof and all accrued and unpaid interest and late fees thereon would be immediately due and payable; and

WHEREAS, T3 has requested and Holder has agreed that Holder will forbear for a limited period of time in the exercise and enforcement of such rights, powers and remedies otherwise available to Holder with respect to T3 in connection with the failure to pay the Deferred Payment pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the agreements, promises and covenants set forth below, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Acknowledgements. T3 hereby acknowledges and agrees that:

(a) The obligations of T3 under the Note are legal, valid and binding obligations enforceable by Holder against T3 in accordance with the terms of the Note; and

(b) The failure of T3 to make the Deferred Payment on the date required is an Event of Default as defined in the Note.

2. Agreement. T3 agrees to pay the Deferred Payment, together with interest at the rate of 18% per annum (based upon the number of days elapsed between March 15, 2023 and the date the Deferred Payment is actually paid and a year of 360 days), on or before April 30, 2023 (the period from the Effective Date through April 30, 2023, being the “Forbearance Period”), an extension fee of $6,750 on March 15, 2023, and interest accrued between March 7, 2023 and March 15, 2023 of $900 (calculated at 0.05% per day for 8 days outstanding) on March 15, 2023.

3. Limited Forbearance. Holder hereby agrees to forbear from exercising and enforcing its rights, powers and remedies afforded under the Note or at law, in equity or by statute, with respect to Event of Default occurring as a result of the failure to pay the Deferred Payment on the date due; provided, however, that Holder shall be immediately entitled to exercise and enforce its rights, powers and remedies afforded under the Note or at law, in equity or by statute with respect to such Event of Default if the Deferred Payment is not made, together with interest thereon in accordance with this Agreement, on the expiration of the Forbearance Period.

4. Representations and Warranties.

(a) The execution and delivery of this Agreement and the performance by T3 of its obligations hereunder are within his power and authority, have been duly authorized by all necessary entity action and do not and will not contravene or conflict with the formation documents of T3;

(b) The execution, delivery and performance of this Agreement by T3 does not and will not violate any law, governmental regulation, judgment, order or decree applicable to T3, and does not and will not violate the provisions of, or constitute a default or any event of default under, or result in the creation of any security interest or lien upon any property of T3 pursuant to any indenture, mortgage, instrument, contract, agreement or other undertaking to which T3 is a party or is subject or by which T3 or any or all of its real or personal property may be bound;

(c) Upon the execution of this Agreement, T3 hereby reaffirms all covenants, representations and warranties made in the Note by T3, except to the extent expressly modified hereby, and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the execution of this Agreement.

5. Releases. In the event T3 breaches, or defaults in the performance of, its obligations under this Agreement, all fees, costs and expenses (including, without limitation, reasonable attorneys’ fees and costs) incurred by Holder in connection with the enforcement of this Agreement and the Note or any documents executed in connection therewith, and Holder’s rights hereunder and thereunder, shall be payable by T3 upon demand.

6. Amendments. No amendment or modification of any provision of this Agreement shall be effective without the written agreement of Holder and T3, and no termination or waiver or any provision of this Agreement, or consent to any departure by T3 therefrom, shall in any event be effective without the written concurrence of Holder. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

7. Waiver. Holder’s failure, at any time or times hereafter, to require strict performance by T3 of any provision or term of this Agreement or the Promissory Note shall not waive, affect or diminish any right of Holder thereafter or demand strict compliance and performance therewith.

8. Governing Law. This Agreement and all claims or causes of action arising hereunder shall be governed by and construed in accordance with the laws of the State of New York, excluding its conflicts of laws provisions, and in the event of a dispute arising under this Agreement, the Parties hereby submit to exclusive jurisdiction in the federal or state courts located in the Borough of Manhattan, New York, and agree that venue is proper and convenient in such forum.

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9. Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the Parties and their respective successors and assigns, and no other person shall have any right, benefit or interest under or because of the existence of this Agreement.

10. Waiver of Jury Trial. T3 AND HOLDER HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE PROMISSORY NOTE, OR ANY DOCUMENTS EXECUTED IN CONNECTION THEREWITH. T3 AND HOLDER WARRANT AND REPRESENT THAT THEY HAVE REVIEWED THE FOREGOING WAIVER WITH THEIR RESPECTIVE LEGAL COUNSELS AND HAVE KNOWINGLY AND VOLUNTARILY WAIVED THEIR RESPECTIVE RIGHT TO A JURY TRIAL FOLLOWING SUCH CONSULTATION. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

11. Notices. Except as otherwise provided herein, all notices, requests and demands to or upon a Party shall be in writing and shall be sent to the addresses and by the means specified in the Note.

12. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

13. Integration. This Agreement embodies the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior oral or written negotiations, agreements and understandings of the parties with respect to the subject matter hereof, except the agreements embodied in the Promissory Note and any other documents executed in connection herewith.

[Remainder of Page Left Blank; Signatures follow]

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IN WITNESS WHEREOF, the Parties have executed this Forbearance Agreement as of the date first above written by their undersigned duly authorized representatives.

T3 COMMUNICATIONS, INC.,
a Nevada Corporation

By:	/s/ Arthur L. Smith
Printed Name: Arthur L. Smith
Title:	President and Chief Executive Officer

THE JERRY AND LISA MORRIS REVOCABLE TRUST
DATED NOVEMBER 18, 2002

By:	/s/ Jerry Morris
Printed:	Jerry Morris
Title:	Trustee

[Signature Page to Forbearance Agreement]

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